UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 2, 2005
THE HILLMAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13293 (Commission File No.)	23-2874736 (I.R.S. Employer Identification No.)
10590 Hamilton Avenue, Cincinnati, Ohio 45231
(Address of principal executive offices and zip code)
(Registrant’s telephone number, including area code) (513) 851-4900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     The Hillman Companies, Inc. (the “Company”) previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2005 that it expected to file a Form 10-K/A for the fiscal year ended December 31, 2004 and a Form 10-Q for the quarter ended June 30, 2005 on or about October 4, 2005 in accordance with the compliance plan submitted by the Company to AMEX and accepted by AMEX on September 9, 2005. The Company is currently not in compliance with AMEX listing standards, and it remains listed pursuant to an extension from AMEX. The Company also previously disclosed on Forms 8-K that management had determined that material weaknesses in the Company’s internal control over financial reporting existed with respect to the way in which the Company recognized revenue and its method of accounting for income taxes.
The Company previously disclosed in Current Reports on Form 8-K that it requested and received from AMEX extensions of the deadline to regain compliance with applicable listing standards that extended the deadline for compliance until November 20, 2005.
The Company filed a Form NT-10Q on November 15 disclosing that it would be unable to timely file its Form 10-Q for the quarter ended September 30, 2005.
The Company has now asked for and received an additional one month extension from AMEX to regain compliance with applicable listing standards. Accordingly, the Company now expects that it will file its Form 10-K/A, Form 10-Q for the quarter ended June 30, 2005 and Form 10-Q for the quarter ended September 30, 2005 by December 30, 2005.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements of Businesses Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits.
Press Release of the Company dated December 5, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2005	THE HILLMAN COMPANIES, INC.
/s/ James P. Waters
James P. Waters
Chief Financial Officer